Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS
FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Tampa, FL – March 8, 2019 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the fourth quarter and full year 2018.

Highlights

•	Net loss for the fourth quarter was $5.2 million, or $(0.05) per diluted share, compared with net income of $53.6 million, or $0.61 per diluted share for the fourth quarter 2017.

•	Net income for the full year 2018 was $13.5 million, or $0.15 per diluted share, compared with $56.0 million, or $0.64 per diluted share for the full year 2017.

•
Shipping revenues for the fourth quarter and full year 2018 were $89.2 million and $366.2 million, down 4% and 6%, respectively, compared with the same periods in 2017. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the fourth quarter and full year 2018 were $79.9 million and $326.7 million, down 4% and 10%, respectively, compared with the same periods in 2017.

•
Fourth quarter and full year 2018 Adjusted EBITDA(B), a non-GAAP measure, was $23.1 million and $87.0 million, down 7% and 27%, respectively, from $24.8 million and $118.4 million in the same periods in 2017.

•	Total cash(C) was $80.6 million as of December 31, 2018.

•
During the quarter we refinanced our $380 million term loan due August 2019, with a $325 million term loan due December 2023, a $27.5 million term loan due November 2026 and $27.6 million from cash on hand. This lengthened the maturity of our long-term debt.

•	We also extended the term on five of our bareboat charters to December 2022 and the remaining four vessels until December 2020.

•	In January 2019, we entered into a 10-year bareboat charter party agreement for a U.S. flagged product tanker.

Mr. Sam Norton, President and CEO, stated, “During 2018, we took steps to reduce debt, gain cost efficiencies, and retain capacity available to capture value from an improving rate environment, positioning the Company well to benefit from the inherent operating leverage of its business model. The fourth quarter saw continued progress in the developing recovery story for OSG’s core Jones Act businesses.  Further time charter contracts for our conventional tankers were obtained at rates above those previously entered into, combining to give the Company fixed time charter cover for 75% of available vessel days for 2019 at the beginning of the year.  We are as convinced as ever that improving fundamentals will support a continuing recovery, and we expect to benefit from that recovery as our fleet of conventional tankers is re-chartered beginning in late 2019.”

Mr. Norton added, “Success in refinancing our term debt and in extending the nine leases on vessels chartered-in from American Shipping Company removed considerable uncertainty and stabilized the principal elements of our balance sheet for the foreseeable future, and provided us with the ability to pursue long-term employment opportunities with customers who are increasingly aware of a supply constrained market. Commitments to invest in new barges, new tankers, and the long-term lease of an existing Jones Act Tanker provide tangible evidence of our confidence in our core markets and in our commitment to sustaining a leading position in the markets that we serve.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Fourth Quarter 2018 Results

Shipping revenues were $89.2 million for the quarter, down 4% compared with the fourth quarter of 2017. TCE revenues for the fourth quarter of 2018 were $79.9 million, a decrease of $2.9 million, or 4%, compared with the fourth quarter of 2017, primarily due to lower average daily rates earned, which accounted for a $6.8 million decrease in TCE revenues and a 102-day decrease in revenue days for its fleet, excluding its modern lightering ATBs. This decrease is offset by an increase in TCE revenues of $4.0 million for the modern lightering ATBs in the fourth quarter of 2018 compared with the fourth quarter of 2017. We also traded two fewer vessels in the fourth quarter 2018 compared to fourth quarter 2017.

Operating income for the fourth quarter of 2018 was $7.4 million, compared to operating income of $3.4 million in the fourth quarter of 2017.

Net loss for the fourth quarter was $5.2 million, or $(0.05) per diluted share, compared with net income of $53.6 million, or $0.61 per diluted share, for the fourth quarter 2017. The decrease reflects the income tax benefit recorded in the fourth quarter of 2017 as a result of the remeasurement of the net deferred tax liability based on the newly enacted federal corporate statutory rate of 21%.

Adjusted EBITDA was $23.1 million for the quarter, a decrease of $1.7 million compared with the fourth quarter of 2017, driven primarily by the decline in TCE revenues.

Full Year 2018 Results

Shipping revenues were $366.2 million for the full year 2018, down 6% compared with the full year 2017. TCE revenues for the full year 2018 were $326.7 million, a decrease of $34.3 million, or 10%, compared with the full year 2017. Several factors contributed to these decreases: (a) 74-day increase in scheduled drydocking, which is an out-of-service period used to perform required major maintenance to continue trading and maximize a vessel's useful life, (b) 92-day increase in unplanned repair days, including one vessel that was hit by a third-party ship, and (c) two fewer vessels in operation for most of 2018 compared to 2017.

Operating income for the full year 2018 was $27.4 million, compared to operating income of $37.7 million for the full year 2017.

Net income for the full year 2018 was $13.5 million, or $0.15 per diluted share, compared with net income of $56.0 million, or $0.64 per diluted share, for the full year 2017. The decrease reflected the income tax benefit recorded in 2017 as a result of the remeasurement of the net deferred tax liability based on the newly enacted federal corporate statutory rate of 21%.

Adjusted EBITDA was $87.0 million for the full year 2018, a decrease of $31.4 million compared with the full year 2017, driven primarily by the decline in TCE revenues.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2018 results at 9:00 a.m. Eastern Time (“ET”) on Friday, March 8, 2019.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Friday, March 8, 2019 through 10:59 p.m. ET on Friday, March 15, 2019 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10129249.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 21-vessel U.S. Flag fleet consists of five ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Shipping Revenues:
Time and bareboat charter revenues	$53,523	$57,400	$213,923	$266,193
Voyage charter revenues	35,707	35,415	152,240	124,233
Total shipping revenues	89,230	92,815	366,163	390,426
Operating Expenses:
Voyage expenses	9,321	10,061	39,456	29,390
Vessel expenses	33,931	34,709	134,956	136,148
Charter hire expenses	22,956	23,101	91,350	91,587
Depreciation and amortization	12,885	12,573	50,512	58,673
General and administrative	7,114	6,895	26,880	27,464
Severance costs	—	—	—	16
(Gain)/loss on disposal of vessels and other property, including impairments	(877)	5,847	(877)	13,200
Total operating expenses	85,330	93,186	342,277	356,478
Income from vessel operations	3,900	(371)	23,886	33,948
Equity in income of affiliated companies	3,548	3,747	3,538	3,747
Operating income	7,448	3,376	27,424	37,695
Other expense	(1,029)	(293)	(759)	(1,753)
Income before interest expense, reorganization items and income taxes	6,419	3,083	26,665	35,942
Interest expense	(7,488)	(9,125)	(30,890)	(37,401)
Loss before reorganization items and income taxes	(1,069)	(6,042)	(4,225)	(1,459)
Reorganization items, net	—	8	—	(190)
Loss from operations before income taxes	(1,069)	(6,034)	(4,225)	(1,649)
Income tax (expense)/benefit from operations	(4,107)	59,679	17,714	57,627
Net (loss)/income	$(5,176)	$53,645	$13,489	$55,978

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	88,563,614	87,840,169	88,394,580	87,834,769
Diluted - Class A	88,563,614	88,108,079	89,045,734	88,082,978

Per Share Amounts from Continuing Operations:
Basic and diluted net (loss)/income – Class A	$(0.05)	$0.61	$0.15	$0.64

The Company adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (ASC 715), which requires that an employer classify and report the service cost component in the same line item or items in the statement of operations as other compensation costs arising from services rendered by the pertinent employees during the period and disclose by line item in the statement of operations the amount of net benefit cost that is included in the statement of operations. The other components of net benefit cost would be presented in the statement of operations separately from the service cost component and outside the subtotal of income from operations. The Company adopted this accounting standard on January 1, 2018 and has applied the guidance retrospectively.

Consolidated Balance Sheets
($ in thousands)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$80,417	$165,994
Restricted cash	59	58
Voyage receivables, including unbilled of $10,160 and $9,919	16,096	24,209
Income tax recoverable	439	1,122
Receivable from INSW	34	372
Other receivables	2,993	2,184
Prepaid expenses	9,886	9,867
Inventories and other current assets	2,456	3,489
Total Current Assets	112,380	207,295
Vessels and other property, less accumulated depreciation	597,659	632,509
Deferred drydock expenditures, net	26,099	23,914
Total Vessels, Deferred Drydock and Other Property	623,758	656,423
Restricted cash	165	217
Investments in and advances to affiliated companies	3,585	3,785
Intangible assets, less accumulated amortization	36,417	41,017
Other assets	51,425	23,150
Total Assets	$827,730	$931,887

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$34,678	$34,371
Current installments of long-term debt	23,240	28,160
Total Current Liabilities	57,918	62,531
Reserve for uncertain tax positions	220	3,205
Long-term debt	322,295	420,776
Deferred income taxes, net	73,365	83,671
Other liabilities	44,464	48,466
Total Liabilities	498,262	618,649

Commitments and contingencies

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 84,834,790 and 78,277,669 shares issued and outstanding)	848	783
Paid-in additional capital	587,826	584,675
Accumulated deficit	(252,014)	(265,758)
	336,660	319,700
Accumulated other comprehensive loss	(7,192)	(6,462)
Total Equity	329,468	313,238
Total Liabilities and Equity	$827,730	$931,887

Consolidated Statements of Cash Flows
($ in thousands)

	Years Ended December 31,
	2018	2017	2016
Cash Flows from Operating Activities:
Net income/(loss)	$13,489	$55,978	$(293,614)
Loss from discontinued operations	—	—	(292,555)
Net income/(loss) from continuing operations	13,489	55,978	(1,059)
Items included in net income/(loss) from continuing operations not affecting cash flows:
Depreciation and amortization	50,512	58,673	89,563
Amortization of debt discount and other deferred financing costs	4,069	5,167	6,005
Compensation relating to restricted stock, stock unit and stock option grants	3,785	2,388	7,441
Deferred income tax benefit	(18,794)	(59,047)	(67,394)
Undistributed earnings of affiliated companies	200	(91)	132
Reorganization items, non-cash	—	(105)	5,198
Vessel impairment charges	—	5,878	104,405
Other – net	1,961	3,282	2,268
Items included in net income/(loss) related to investing and financing activities:
Loss on repurchases and extinguishment of debt	3,399	3,237	2,988
(Gain)/loss on disposal of vessels and other property, net	(877)	7,322	127
Payments for drydocking	(12,902)	(8,390)	(6,844)
SEC payment, bankruptcy and IRS claim payments	—	(5,000)	(7,136)
Distributions from INSW	—	—	202,000
Changes in operating assets and liabilities:
Decrease/(increase) in receivables	6,531	(753)	(16,794)
(Increase)/decrease in income tax recoverable	(4,797)	(246)	323
Increase/(decrease) in deferred revenue	1,514	(4,639)	63
Net change in prepaid items and accounts payable, accrued expenses and other current and long-term liabilities	(2,835)	(20,035)	7,574
Net cash provided by operating activities	45,255	43,619	328,860
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(21,807)	—	—
Expenditures for other property	(386)	(11)	(666)
Proceeds from disposal of vessels and other property	2,367	1,055	—
Net cash (used in)/provided by investing activities	(19,826)	1,044	(666)
Cash Flows from Financing Activities:
Repurchases and extinguishment of debt	(427,123)	(84,170)	(120,224)
Issuance of debt, net of issuance and deferred financing costs	344,801	—	—
Payments on debt, including adequate protection payments	(28,166)	—	(54,345)
Tax withholding on share-based awards	(569)	(1,157)	—
Repurchases of common stock and common stock warrants	—	—	(119,343)
Cash dividends paid	—	—	(31,910)
Net cash used in financing activities	(111,057)	(85,327)	(325,822)
Net (decrease)/increase in cash, cash equivalents and restricted cash (Note 3)	(85,628)	(40,664)	2,372
Cash, cash equivalents and restricted cash at beginning of year (Note 3)	166,269	206,933	204,561
Cash, cash equivalents and restricted cash at end of year (Note 3)	$80,641	$166,269	$206,933

Cash flows from discontinued operations:
Cash flows provided by operating activities	$—	$—	$111,768
Cash flows provided by investing activities	—	—	25,202
Cash flows used in financing activities	—	—	(355,687)
Net decrease in cash and cash equivalents from discontinued operations	$—	$—	$(218,717)

The Company adopted ASU No. 2016-18, Statement of Cash Flows (ASC 230), Restricted Cash, which requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for annual periods beginning after December 31, 2017 and interim periods within that reporting period. The Company adopted this accounting standard on January 1, 2018. The prior periods have been adjusted to conform to current period presentation, which resulted in a decrease of $15,569 in net cash provided by investing activities for the year ended December 31, 2017 and an increase of $5,261 in net cash provided by investing activities for the year ended December 31, 2016, related to changes in restricted cash amounts.

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2018 and the comparable periods of 2017. Revenue days in the quarter ended December 31, 2018 totaled 1,927 compared with 2,029 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2018 totaled 7,678 compared with 8,378 in the prior year. A summary fleet list by vessel class can be found later in this press release.

For the three months ended December 31,	2018		2017
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$32,420	$58,833	$31,397	$63,163
Revenue days	248	826	284	790
Non-Jones Act Handysize Product Carriers:
Average rate	$18,427	$11,220	$28,334	$—
Revenue days	181	3	184	—
ATBs:
Average rate	$10,984	$21,548	$12,644	$25,363
Revenue days	226	259	317	270
Lightering:
Average rate	$64,347	$—	$42,802	$—
Revenue days	184	—	184	—

For the years ended December 31,	2018		2017
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$31,254	$60,252	$27,179	$63,604
Revenue days	1,142	3,141	896	3,411
Non-Jones Act Handysize Product Carriers:
Average rate	$25,925	$12,097	$31,174	$14,031
Revenue days	707	3	566	159
ATBs:
Average rate	$15,333	$22,207	$11,111	$26,863
Revenue days	990	998	979	1,637
Lightering:
Average rate	$66,041	$—	$61,648	$—
Revenue days	697	—	730	—

Fleet Information

As of December 31, 2018, OSG’s operating fleet consisted of 21 vessels, 11 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on bareboat charters.

Vessel Type	Vessels Owned	Vessels Chartered-in	Total Vessels	Total dwt (2)
Handysize Product Carriers (1)	4	10	14	664,490
Refined Product ATBs	5	—	5	141,612
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	11	10	21	897,214

(1)	Includes two owned shuttle tankers, one chartered-in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

(2)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2018	2017	2018	2017
TCE revenues	$79,909	$82,754	$326,707	$361,036
Add: Voyage Expenses	9,321	10,061	39,456	29,390
Shipping revenues	$89,230	$92,815	$366,163	$390,426

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Years Ended December 31,
($ in thousands)	2018	2017	2016
Niche Market Activities	$92,163	$101,333	$106,490
Jones Act Handysize Tankers	(4,238)	5,991	36,750
ATBs	12,477	25,977	70,019
Vessel Operating Contribution	100,402	133,301	213,259
Depreciation and amortization	50,512	58,673	89,563
General and administrative	26,881	27,464	41,060
Severance costs	—	16	12,996
(Gain)/loss on disposal of vessels and other property, including impairments	(877)	13,200	104,532
Income/(loss) from vessel operations	$23,886	$33,948	$(34,892)
(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income from continuing operations before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, (gain)/loss on disposal of vessels and other property, including impairments, loss on repurchases and extinguishment of debt, non-cash stock based compensation expense and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) from continuing operations as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA. Prior periods have been adjusted to conform to current year presentation.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2018	2017	2018	2017
Net (loss)/income from continuing operations	$(5,176)	$53,645	$13,489	$55,978
Income tax expense/(benefit) from continuing operations	4,107	(59,679)	(17,714)	(57,627)
Interest expense	7,488	9,125	30,890	37,401
Depreciation and amortization	12,885	12,573	50,512	58,673
EBITDA	19,304	15,664	77,177	94,425
Amortization classified in charter hire expenses	387	465	1,781	1,859
Interest expense classified in charter hire expenses	420	450	1,711	1,831
(Gain)/loss on disposal of vessels and other property, including impairments	(877)	5,847	(877)	13,200
Loss on repurchases and extinguishment of debt	2,417	1,238	3,399	3,237
Non-cash stock based compensation expense	1,473	1,112	3,785	3,638
Reorganization items, net	—	(8)	—	190
Severance costs	—	—	—	16
Adjusted EBITDA	$23,124	$24,768	$86,976	$118,396

(C) Total Cash

($ in thousands)	December 31, 2018	December 31, 2017
Cash and cash equivalents	$80,417	$165,994
Restricted cash - current	59	58
Restricted cash – non-current	165	217
Total Cash	$80,641	$166,269